SCHEDULE 14A
                                        (Rule 14a-101)
                           INFORMATION REQUIRED IN PROXY STATEMENT

                                   SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934 (Amendment No.      )

Filed by the registrant [x]
Filed by a party other than the registrant [  ]
Check the appropriate box:
[  ] Preliminary proxy statement
[  ] Confidential, for use of the commission only (as permitted by
     Rule 14a-6(e)(2))
[x] Definitive proxy statement
[  ] Definitive additional materials
[  ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Alternate Postal Delivery, Inc.
                        (Name of Registrant as Specified in Its Charter)

                                 Alternate Postal Delivery, Inc.
                          (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

   [x] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (*)
      (4) Proposed maximum aggregate value of transaction:
      (5) Total fee paid

   [ ] Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:
      (2) Form, schedule or registration statement no.:
      (3) Filing party:
      (4) Date filed:
(*) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            ALTERNATE POSTAL DELIVERY, INC.
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 6, 1998, hereby appoints Phillip D. Miller as proxy, with full power of substitution, to vote all of the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Alternate Postal Delivery, Inc. to be held on Thursday, April 30, 1998 at 12:30 p.m. at the Amway Grand Plaza Hotel, 187 Monroe NW, Grand Rapids, Michigan, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

1.    Election of Directors duly nominated:

         Phillip D. Miller, Stan Henry, Harry Edelson, and Thomas Hiatt

    [ ]  FOR   [ ] WITHHELD FOR ALL   [ ] WITHHELD FOR THE FOLLOWING ONLY:
                                    (Write the nominee's name in space below):

2. Proposal to approve a resolution to amend the Company's Restated Articles of Incorporation to change the name of the Company from Alternate Postal Delivery, Inc. to Alternate Marketing Networks, Inc.

              [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

3. Ratification of appointment of Coopers & Lybrand, LLP as the independent auditors of the Company for the year ending December 31, 1998.

              [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

4. The authority to vote, in his discretion, on all other business that may properly come before the meeting.

              [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE, FOR THE ADOPTION OF PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


PLEASE SIGN exactly as name appears below. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:___________________                  __________________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

I WILL_____ WILL NOT_____ BE ATTENDING THE ANNUAL MEETING.


                             ALTERNATE POSTAL DELIVERY, INC.
                                 One Ionia SW, Suite 300
                                 Grand Rapids, MI 49503
                                     (616) 235-0698



April 6, 1998



Dear Shareholder:

     You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 12:30 p.m., on Thursday, April 30, 1998, in Grand Rapids, Michigan.

     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

                                     Very truly yours,

                                     /s/ Phillip D. Miller

                                     Phillip D. Miller
                                     President and Chief Executive Officer



                            ALTERNATE POSTAL DELIVERY, INC.
                                One Ionia SW, Suite 300
                                 Grand Rapids, MI 49503
                                    (616) 235-0698

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD APRIL 30, 1998

To the Shareholders of Alternate Postal Delivery, Inc.:

     The Annual Meeting of Shareholders of Alternate Postal Delivery, Inc. (the "Company) will be held on Thursday, April 30, 1998, at 12:30 p.m., at the Amway Grand Plaza Hotel, 187 Monroe NW, Grand Rapids, Michigan, for the following purposes:

(1) To fix the number of directors at four and to elect four directors to serve for a one year term expiring when their successors are elected and qualified at the annual meeting in 1999.

(2) To act upon a proposal to amend the Company's Restated Articles of Incorporation to change the name of the Company from Alternate Postal Delivery, Inc. to Alternate Marketing Networks, Inc.

(3) To act upon a proposal to ratify the appointment of Coopers & Lybrand, LLP, as independent auditors of the Company for the fiscal year ending December 31, 1998.

(4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

A PROXY STATEMENT AND FORM OF PROXY ARE ENCLOSED. SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                By Order of the Board of Directors

                                /s/ Sandra J. Smith

                                Sandra J. Smith, Secretary

April 6, 1998

                          ALTERNATE POSTAL DELIVERY, INC.
                              One Ionia SW, Suite 300
                               Grand Rapids, MI 49503
                                  (616) 235-0698

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD APRIL 30, 1998

                               GENERAL INFORMATION

     This proxy statement is furnished to shareholders by the Board of Directors of Alternate Postal Delivery, Inc. (the "Company") for solicitation of proxies for use at the Annual Meeting of Shareholders on April 30, 1998, to be held at the Amway Grand Plaza Hotel, Grand Rapids, Michigan, at 12:30 p.m., and at all adjournments thereof for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

     Shareholders may revoke proxies before exercise by submitting a subsequently dated proxy or by voting in person at the Annual Meeting. Unless a shareholder gives contrary instructions on the proxy card, proxies will be voted at the meeting (a) for the election as directors of the nominees named herein and on the proxy card; (b) for the amendment to the Company's Restated Articles of Incorporation to change the name of the Company to Alternate Marketing Networks, Inc.; (c) for the appointment of Coopers & Lybrand, LLP as independent auditors of the Company for fiscal 1998; and (d) in the discretion of the proxy holder as to other matters which may properly come before the meeting. This proxy statement and the enclosed proxy are being mailed to the shareholders of the Company on or about April 6, 1998.

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, is enclosed herewith but is not considered a part of the proxy solicitation material. The Annual Report describes the financial condition of the Company as of December 31, 1997.

     The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.


                             RECORD DATE AND VOTING

     The Board of Directors has fixed March 27, 1998, as the record date for the determination of shareholders entitled to vote at the Annual Meeting.
As of the close of business on the record date, there were outstanding 4,030,127 shares of Common Stock, no par value, which is the only outstanding class of stock of the Company. Each share is entitled to one vote on each proposal to be presented to the meeting. There is no right of cumulative voting. All matters being voted upon by the shareholders require a majority vote of the shares represented at the Annual Meeting either in person or by proxy, except that (i) the change of name of the Company by amendment of the Company's Restated Articles of Incorporation requires a majority vote of all shares issued and outstanding and (ii) election of directors is by plurality vote (i.e., in the event of more nominees than positions, the four nominees receiving the highest numbers of vote would be elected).

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote constitutes a quorum for the transaction of business. Shares voted as abstentions on any matter (or a "withhold authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. "Broker non-votes" i.e., shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the broker does not have discretionary authority to vote the shares on that matter will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purpose of calculating the vote with respect to such matter.

     The Board of Directors recommends a vote FOR election of each nominee for director named herein; FOR the amendment to change the name of the Company; and FOR the appointment of Coopers & Lybrand, LLP as independent auditors. It is intended that proxies solicited by the Board of Directors will be voted FOR each nominee and FOR each such other proposal unless otherwise directed by the shareholder submitting the proxy.

                              PRINCIPAL SHAREHOLDERS AND
                               OWNERSHIP OF MANAGEMENT

    The following table sets forth as of March 27, 1998 the record and beneficial ownership of Common Stock held by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each current director; (iii) each nominee for election as director; (iv) each of the Named Executive Officers (as defined under MANAGEMENT - Executive Compensation and Employment Agreements), except for Edward Siebeneck, who is no longer an employee of the Company, and (v) all executive officers and current directors of the Company as a group. Securities reported as "beneficially owned" include those for which the named persons may exercise voting power or investment power, alone or with others. Voting power and investment power are not shared with others unless so stated. The number and percent of shares of Common Stock of the Company beneficially owned by each such person as of March 27, 1998 also includes the number of shares which such person has the right to acquire through the exercise of options within 60 days after March 27, 1998.

                                  Number of
Name and Address                 Shares Owned          Percentage

Phillip D. Miller                798,593 (1)(2)           19.69%
One Ionia S.W., Suite 300
Grand Rapids, MI 49503

Stan Henry                       813,593 (2)(3)           20.14%
425 Smith Street
Farmingdale, NY 11735

The Krieger Group                671,531 (4)(5)           16.57%
P.O. Box 7787
202 Carnegie Center
Princeton, NJ 08540

Michael Lynch                     75,000 (7)               1.85%
P.O. Box 312
Ross, CA 94957

Robert Noga                       47,023 (6)               1.15%
932 Glen Oak Drive
Sleepy Hollow, IL 60118

Timothy Quinn                     47,823 (6)               1.17%
37 Saxonwood Road
Fairfield, CT 06432

Frank O'Connell                   17,000 (1)                 *
21120 Highwood
Kildeer, IL 60047

Harry Edelson                    347,052 (8)               8.60%
Edelson Technology Partners II
Whitewater Centre
Woodcliff Lake, NJ 07675

Thomas Hiatt                     347,052 (9)               8.60%
Middlewest Ventures II, LP
201 N. Illinois Street, Suite 2240
Indianapolis, IN 46204

First Bank Systems, Inc.         252,000                   6.25%
601 - 2nd Avenue South
Minneapolis, MN 55402


All current executive          2,556,236 (1)(2)(3)(4)     59.89%
officers and current directors           (5)(6)(7)(8)
as a group (11 persons)                  (9)

*     Less than one percent (1%).

(1) Includes 25,000 shares for Mr. Miller, 20,000 shares for Ms. Smith, 10,000 shares for Mr. Kroeger, 30,000 shares for Ms. Armstrong, and 17,000 shares for Mr. O'Connell which may be acquired upon exercise of options granted under the Incentive Plan.

(2) Includes 211,795 shares subject to options granted to The Krieger Group. See Note(5), below.

(3) Includes 353,196 shares held as trustee for the benefit of family members. Includes 10,000 Shares which may be purchased upon exercise of options granted under the Outside Directors and Advisors Stock Option Plan.

(4) Includes 5,000 shares which may be purchased by Dale B. Krieger upon exercise of an option granted under the Outside Directors and Advisors Stock Option Plan and 17,500 shares which may be purchased upon exercise of an option granted under the Incentive Plan.

(5) Shares held of record as follows: (i) shares described in note (4) above, held of record by Dale B. Krieger, (ii) 510,262 shares held of record by The Krieger Family Limited Partnership, which includes 360,052 shares which may be acquired upon exercise of options from Phillip D. Miller and Stan Henry, each in the amount of 180,026 shares; (iii) 88,769 shares held of record by Richard A. Ruderman, which includes 63,538 shares which may be acquired upon exercise of options from Phillip D. Miller and Stan Henry, each in the amount of 31,769 shares and (iv) 50,000 shares held in accounts managed by Carnegie Hill Financial, Inc. ("CHFI"), an investment advisor. Mr Krieger is the president and chief executive officer of CHFI.

(6) Includes 43,023 shares which may be acquired upon exercise of incentive stock options granted pursuant to the National Home Delivery, Inc. acquisition on March 29, 1996.

(7) Includes 20,000 shares held of record by Michael Lynch and 30,000 shares held of record by Preferred Customer Delivery, Inc., which is wholly-owned by Mr. Lynch. Also includes 25,000 shares which may be acquired by Mr. Lynch upon exercise of options granted under the Incentive Plan.

(8) Includes all shares held of record by Edelson Technology Partners II and 7,500 shares which may be acquired by Mr. Edelson upon exercise of options granted under the Outside Directors and Advisors Stock Option Plan. Mr. Edelson is a managing partner in Edelson Technology Partners II.

(9) Includes all shares held of record by Middlewest Ventures II, LP and 7,500 shares which may be acquired by Middlewest Ventures II, LP upon exercise of options granted under the Outside Directors and Advisors Stock Option Plan. Mr. Hiatt is a general partner of Middlewest Ventures II, LP.

                                      PROPOSAL 1

                                 ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors shall be as fixed from time to time by resolution of the Board of Directors. The current number of members of the Board of Directors is four. The current members of the Board, consisting of Stan Henry, Phillip D. Miller, Thomas Hiatt, and Harry Edelson, are standing for re-election. The directors elected at this Annual Meeting will serve a one-year term expiring upon the election of their successors at the next annual meeting. The Board of Directors believes that the interests of the shareholders may be better served by a Board comprised of five members, rather than four, including one additional outside director.
If prior to the annual meeting in 1999 a qualified candidate is identified, the Board, acting pursuant to the provisions of the Company's Bylaws, may increase its membership to five and elect a fifth director to serve until the 1999 annual meeting.

     In the event any nominee is unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

     See "MANAGEMENT" for biographical information concerning Mr. Miller, who is an employee of the Company. The following biographical information is furnished with respect to each of the other nominees.

     Stan Henry. Mr. Henry has been a director of the Company since its inception in 1988. Mr. Henry is currently the president of This Week Newspapers, Inc. ("This Week"), which publishes a chain of 71 weekly newspapers with circulation over one million on Long Island, New York. In 1970, Mr. Henry founded Alternate Distribution Systems of America ("ADSA"), and served as its president and chief executive officer until 1981 when ADSA became a division of This Week.

The ADSA division was sold to Newsday in 1990, the Times-Mirror Company daily newspaper on Long Island, New York. Mr. Henry is also a past president of the Association of Free Community Papers.

    Thomas Hiatt. Mr. Hiatt has been a director of the Company since January 12, 1998, when he was elected by the Board to fill the vacancy created by the resignation of Charles L. Rees in August, 1997. Mr. Hiatt is a general partner of Middlewest Management Co., LP, which serves as the general partner of Middlewest Ventures II, LP, a venture capital fund, which was a principal shareholder of National Home Delivery, Inc. "NHD"). Mr. Hiatt currently serves as a director of several companies including Bioanalytical Systems, Inc., PackageNet, Inc., PowerWay, Inc. and Fifth Third Bank of Indiana.

     Harry Edelson. Mr. Edelson has been a director of the Company since his election at the last annual meeting on May 7, 1996. Mr. Edelson is the General Partner of Edelson Technology Partners II, a venture capital fund financed by several large corporations, which was a principal shareholder of NHD. Previously, Mr. Edelson was a leading technology analyst with several major investment banks, including First Boston, Merrill Lynch, and Drexel Burnham Lambert. In addition, Mr. Edelson serves on the Board of Directors of several private companies.

     The Chairman of the Board of Directors and the officers of the Company are elected annually by the Board of Directors and serve until their successors are elected and qualified, subject to earlier removal by the Board.

     During the year ended December 31, 1997, the Board of Directors met eight times and no director attended less than 75% of the meetings of the Board.

Director Compensation

     Each non-employee director of the Company is paid a fee of $500 for each meeting attended, as well as expense reimbursement. If a non-employee director chooses to participate in the Deferred Compensation Plan, payment of such fees is deferred, as directed by the participant, and is automatically converted (as a book entry only) to shares of Common Stock, quarterly, based on the fair market value of the Common Stock at conversion. Such fees, when ultimately paid, will be paid in the form of Common Stock.
In addition, the Company issues stock options to its non-employee directors pursuant to the Company's Directors Plan, described below.

1995 Outside Directors and Advisors Stock Option Plan

     Effective July 21, 1995, the Company, by resolution of its Board of Directors and shareholders, adopted the 1995 Outside Directors and Advisors Stock Option Plan (the "Directors Plan") which provides for the issuance of up to 50,000 shares of the Company's Common Stock to non-employee members of the Board of Directors and non-employee members of the Company's Advisory Board. No Preferred Stock or other securities are authorized for issuance under the Directors Plan. The Directors Plan will terminate on July 20, 2005, unless sooner terminated by action of the Board.

     Only non-employee members of the Board of Directors of the Company and non-employee advisors to the Company (of which there are currently none) are eligible to receive grants under the Directors Plan. The Directors Plan is not subject to the Employee Retirement Income Security Act of 1974. The Directors Plan provides for a grant to non-employee directors and advisors of options to purchase 5,000 shares upon initial election to the Board or 1,000 shares upon appointment as an advisor (an "Initial Option") and, in the case of directors, for annual grants thereafter, upon re-election, of options to purchase 2,500 shares (an "Annual Option"). Directors or advisors may choose to waive such option grants, in their discretion. All options granted under the Directors Plan are "non-qualified" options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Directors Plan is administered by the President and Chief Financial Officer, but the administrators have no authority to select recipients, select the date of grant of options, the number of option shares, or the exercise price, or to otherwise prescribe the particular form or conditions of any option granted. As of March 15, 1998, 30,000 options have been issued.
Initial Options and Annual Options are immediately exercisable for a period of 10 years from the date of grant. Except for the Initial Options currently outstanding, all Initial Options and Annual Options have an exercise price per share equal to 100% of the fair market value of the Common Stock as of the date of grant. Each Annual Option terminates three months after the termination of the optionee as a director of the Company for any reason except a "change in control," in which case the Option terminates after six months.
An Initial Option remains exercisable, notwithstanding the termination of the directorship of the optionee, unless such termination is a result of death or a "change in control," in which case the Initial Option terminates after six months. A "change in control" shall be deemed to have occurred if (a) a person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the voting capital stock of the Company, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board unless the election or the nomination for election by the Company shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. A merger, consolidation, or corporate reorganization in which the owners of the Company's voting stock own 50% or more of the resulting entity's voting stock shall not be considered a "change in control." Notwithstanding the foregoing, a "change in control" shall not have been deemed to have occurred if the Board otherwise directs by resolution adopted prior to the event which would otherwise constitute a "change in control."

Outside Directors Deferred Compensation Plan

     Effective July 21, 1995, the Company, by resolution of its Board of Directors and shareholders, adopted the Outside Directors Deferred Compensation Plan (the "Deferred Compensation Plan") which permits outside non-employee directors of the Company to defer receipt of compensation received in the form of retainers and fees. If an outside director elects to participate in the Deferred Compensation Plan and to defer receipt of compensation for a given year, the dollar amount will be credited to a deferred money account and converted into stock equivalents on a quarterly basis based on the fair market value of the Common Stock during the last 10 business days of the quarter. Amounts will be disbursed in the manner and at the time set forth in the election, or upon the retirement or death of the director, as more fully set forth in the Deferred Compensation Plan. Amounts deferred are not taxed until distribution, at which time the distributed amounts are subject to taxation in accordance with Section 83 of the Internal Revenue Code. As of the date of this Proxy Statement, 7,233 shares have been issued pursuant to the Deferred Compensation Plan and 42,767 shares of Common Stock remain reserved and available for issuance under the Deferred Compensation Plan. The Deferred Compensation Plan will terminate on July 20, 2005 unless sooner terminated by action of the Board.

Board Committees

     The Board of Directors has established an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee. Each of these committees met once during the fiscal year ended December 31, 1997 and all member of each committee attended. For the current fiscal year ending December 31, 1998, it is contemplated that each of the committees will be comprised of the non-employee members of the Board, who are Stan Henry, Harry Edelson, and Thomas Hiatt.

     The purpose of the Audit Committee is to annually select a firm of independent public accountants as auditors of the books, records and accounts of the Company; to review the scope of audits made by the independent public accountants; and to receive and review the audit reports submitted by the independent public accountants and take such action in respect of such reports as the Audit Committee may deem appropriate to assure that the interests of the Company are adequately protected.

     The purpose of the Compensation Committee is to annually review and approve management's overall compensation plan for the Company's employees, excluding officers. The Committee also approves all incentive plans and sets officer annual salaries and incentives, including cash and noncash remuneration. The Compensation Committee also makes recommendations to the Stock Option Committee with respect to stock options and awards which may be included in the compensation set for each individual.

     The purpose of the Stock Option Committee is to administer and interpret the 1995 Long-Term Incentive and Stock Option Plan, described below.

     The purpose of the Nominating Committee is to seek and evaluate candidates for election to the Company's Board of Directors and to recommend qualified persons to the Board.

                                  MANAGEMENT
Directors and Officers

     The following table sets forth certain information with respect to each of the directors and executive officers of the Company.

      Name                      Age         Position(s) Held with Company

      Phillip D. Miller          46         President, CEO and Chairman
      Thomas Hiatt               50         Director
      Harry Edelson              61         Director
      Stan Henry                 59         Director
      Sandra J. Smith            39         Secretary, Treasurer, and CFO
      Michael Lynch              49         Senior Vice President
      Robert Noga                56         Senior Vice President
      Timothy Quinn              45         Senior Vice President
      David Kroeger              30         Vice President
      Frank O'Connell            55         Vice President
      Deborah Armstrong          50         Vice President
      Ruth Ann Carroll           55         Vice President

     Phillip D. Miller. Mr. Miller is the founder of the Company and has served as its President and Chief Executive Officer and as a member of the Board of Directors since inception in 1988. Mr. Miller has 25 years experience as an entrepreneur, primarily in the private delivery industry where he is recognized as a leader and spokesperson. In the course of his career, Mr. Miller has founded and either merged or sold five companies, including Promotional Media Management, American Field Marketing, and Discovery BIDCO
(a financial institution in the State of Michigan). Mr. Miller holds an associate degree in business from Grand Rapids Junior College.

     Sandra J. Smith. Ms. Smith has been the Chief Financial Officer of the Company since July 1995. From 1989 until appointment as Chief Financial Officer, Ms. Smith served as the Controller of the Company. From 1987 to 1989, Ms. Smith was Controller of United Delivery Systems, a private delivery firm which was founded and operated by Phillip D. Miller prior to the formation of the Company in 1989. Ms. Smith has been a licensed certified public accountant since 1983. Ms. Smith holds a bachelor of business administration degree from Grand Valley State University.

     Michael Lynch. Michael Lynch joined the Company in February 1996 as Senior Vice President of the Company and Senior Vice President of the West Coast Division of the Company's wholly-owned subsidiary, Alternate Postal Direct, Inc., in connection with the Company's acquisition of Preferred Customer Delivery, Inc. ("PCD") at the end of January 1996. PCD is a private delivery firm based in San Francisco, California which was founded by Mr. Lynch in 1991 and operated by him prior to acquisition by the Company.

     Robert Noga. Robert Noga has been Senior Vice President - USSPI Division of the Company since March 1996. From 1994 until appointment as Senior Vice President, Mr. Noga served as President - USSPI Division for National Home Delivery, Inc. From 1981 through 1994, Mr. Noga served as Vice President - Publisher Relations for U.S. Suburban Press, Inc. Prior to 1981,
Mr. Noga held positions including publisher, general manager, and circulation manager for various newspapers. Mr. Noga holds a bachelors degree from Western Michigan University.

     Timothy Quinn. Timothy Quinn has been Senior Vice President - Consumer Promotions Division of the Company since March 1996. From 1994 until appointment as Senior Vice President, Mr. Quinn served as President - Consumer Promotions Division for National Home Delivery, Inc. ("NHD"). From 1993 through 1994, Mr. Quinn served as Sales Manager for NHD. From 1991 through 1992, Mr. Quinn served as National Account Executive for National Suburban Marketing, Inc. (a wholly-owned subsidiary of U.S. Suburban Press, Inc.). Prior to 1981, Mr. Quinn worked as Sales Manager for R.R. Donnelly, Inc.'s MetroMail division as well as National Promotion and Marketing Director for the March of Dimes Birth Defect Foundation. Mr. Quinn is a graduate of City University of New York.

     David Kroeger.  David Kroeger has been Vice President - Alternate Delivery
Division of the Company since July 1996.   From 1993 through 1996, Mr. Kroeger
held the positions of Director of Operations and Director of Affiliate Relations for the Company. From 1990 through 1993, Mr. Kroeger was Vice President of Operations at ADSet Marketing, Inc. a marketing services and private delivery company. Prior to 1990, Mr. Kroeger held advertising, marketing, circulation and transportation positions with Enterprise Publishing Company and Journal-Star Printing Company. Mr. Kroeger holds a bachelors of business administration/marketing degree from the University of Nebraska.

     Frank O'Connell. Frank O'Connell has been Vice President and Sales Manager - USSPI Division of the Company since March 1996. From 1994 until appointment as Vice President, Mr. O'Connell served as Vice President of
Sales for the USSPI Division of National Home Delivery, Inc. From 1979 through 1994, Mr. O'Connell served in various sales positions for U.S. Suburban Press, Inc. Prior to 1979, Mr. O'Connell held sales positions at various companies including Media Networks, Inc., Redbook and Cosmopolitan Magazine. Mr. O'Connell holds a bachelors degree from Southern Illinois University.

     Deborah Armstrong. Deborah Armstrong has been a Vice President of the Company since June 1997. Prior to joining the Company, Ms. Armstrong served as brand manager at Hoover Appliance Company (1973 to 1977), CBS, Inc. (1977 to
1982) and PepsiCo, Inc. (1982 to 1988). From 1989 to 1990 Ms. Armstrong was director of sales and marketing at Heritage Media, where she managed the in-store advertising products for ActMedia. Her experience in traditional media includes service as the publisher of Lamaze Parents, Lamazebaby, and Your Healthy Baby magazines from 1990 to 1994. From 1994 to May of 1997 she served as associate publisher of Working Mother magazine.

     Ruth Ann Carroll. Ruth Ann Carroll has been a Vice President of the Company since December 1997. Prior to that date, Ms. Carroll was the General Manager of Neodata, a firm specializing in the management of brand loyalty programs and direct marketing services. From 1979 to 1996, Ms. Carroll served as Executive Vice President/National Sales Manager for Donnelly Marketing, Inc. Ms. Carroll is a graduate of Queens College at the City University of New York.

     See "ELECTION OF DIRECTORS" for biographical information on Messrs. Hiatt, Edelson, and Henry.

Executive Compensation and Employment Agreements

     The Company has entered into an employment agreement with Phillip D. Miller, the President and Chief Executive Officer, which provides for an initial term of five years expiring in September 2000 at a base salary of $195,000 per year, with an annual increase equal to the then-existing salary multiplied by the average monthly increase in the cost of living index published by the United States Department of Labor for the 12-month period preceding such date. The agreement is terminable without an expressed reason by either Mr. Miller or the Company by three months' prior notice. In addition, the Company may terminate the agreement effective immediately for "cause," including neglect of duty, malfeasance, or continued failure to perform specified duties within 30 days after having received a written warning. If the agreement is terminated by the Company without an expressed reason, the Company is required to pay Mr. Miller as severance, within 60 days of the effective termination date, an amount equal to 12 months' base salary at the salary rate then in effect, plus accrued bonuses, if any. In the event of termination of the agreement by Mr. Miller, the Company is required to pay salary accrued through the date of termination, excluding any accrued bonus. The agreement further provides that Mr. Miller shall not, directly or indirectly, for a period of two years after termination (or one year if terminated by the Company without cause), engage in any similar business, solicit customers of the Company, or solicit employees of the Company in competition with the Company, in the United States. The agreement also provides for disability and life insurance at Company expense.

      The Company has entered into an employment agreement with Timothy Quinn which provides for an initial term of two years ending December 31, 1999 with automatic renewal thereafter absent notice of termination by either party at a base salary of $120,000 per year. The agreement provides for increases of $5,000 every six months based on satisfactory performance of responsibilities as defined by the Company's Chief Executive Officer. The Company may terminate the agreement effective immediately for "cause," including neglect of duty, malfeasance, or continued failure to perform specified duties. In the event of termination of the agreement by Mr. Quinn, the Company is required to pay salary accrued through the date of termination, including any accrued bonus or vacation pay. In addition, the Company may terminate the agreement at any time during its term, without cause, upon giving notice to Mr. Quinn, in which case the Company is obligated to pay four months of salary, plus any accrued vacation and earned bonuses based upon the then current base salary.

      The Company has entered into an employment agreement with Robert Noga which provides for an initial term of one year expiring in July 1997 with automatic renewal thereafter absent notice of termination by either party at a base salary of $109,200 per year. The Company may terminate the agreement effective immediately for "cause," including neglect of duty, malfeasance, or continued failure to perform specified duties. In the event of termination of the agreement by Mr. Noga, the Company is required to pay salary accrued through the date of termination, including any accrued bonus or vacation pay. In addition, effective as of January 1, 1997, the Company may terminate the agreement at any time during its term, without cause, upon giving notice to Mr. Noga, in which case the Company is obligated to pay six months of salary, plus any accrued vacation and earned bonuses based upon the then current base salary.

      The Company has entered into an employment agreement with Michael Lynch which provides for a term of expiring on April 10, 1998 at a base salary of $125,000 per year through February 1998 and $100,000 per year thereafter (corresponding to a reduction in his working hours). The Company may terminate the agreement effective immediately for material neglect of duty, material breach of the agreement, or illegal conduct. Mr. Lynch agrees with the Company that he shall not, directly or indirectly, for a period of one year after termination engage in any similar business, solicit customers of the Company, or solicit employees of the Company in competition with the Company, in the United States and other geographical locations in which the Company does business.

     The following table sets forth information about all compensation (cash and noncash) awarded to, earned by, or paid to the executive officers named therein (the "Named Executive Officers") pursuant to a plan or contract or otherwise during fiscal years ended December 31, 1997, 1996 and 1995.

                           Summary Compensation Table

                                               Long Term
                     Annual Compensation       Compensation
       ---------------------------------  --------------------   --------------
                                    Other Annual  Restricted
                                    Compensation  Stock            All Other
Name & Principal   Year Salary  Bonus             Award   Options     Comp.
Position                ($)     ($)      ($)       ($)      (#)       ($)

Phillip D. Miller  1997 202,404    *      *        *      25,000  12,675(3,4,6)
President and      1996 197,531    *      *        *       *      11,312(3,4)
Chief Executive    1995 142,500    *      *        *     25,000(5)   *
Officer

Edward Siebeneck   1997 109,200    *      *        *      6,977    1,092(6)
Senior Vice        1996 103,380    *      *        *      6,977(5) 7,077(2)
President          1995  96,000  91,895   *        *       *         *

Robert Noga        1997 109,200    *      *        *       *       1,047(6)
Senior Vice        1996 115,900    *      *        *       *         *
President          1995  96,000  41,895   *        *       *         *

Timothy Quinn      1997 120,000    *      *        *       *       1,296(4,6)
Senior Vice        1996 116,231    *      *        *       *         *
President          1995  96,000    *    23,634(1)  *       *         *

Frank O'Connell    1997  57,000    *    80,314(1)  *     17,000    1,206(6)
Vice President     1996  57,000   2,000 88,898(1)  *      7,000(5)   *
                   1995  55,500   2,000 71,121(1)  *       *         *

Michael Lynch      1997 120,192    *      *        *       *       9,538(3,6)
Senior Vice        1996 112,981    *      *        *     25,000    8,250(3)
President          1995    *       *      *        *       *         *

*None
(1)sales commissions
(2)reimbursed moving expenses
(3)auto allowance
(4)insurance premiums
(5)included in 1997 as re-priced option grants
(6)401-K employer contributions

1995 Long-Term Incentive and Stock Option Plan

     Effective July 21,1995, the Company, by resolution of its Board of Directors and shareholders, adopted the 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan"), which provides for the issuance of up to 400,000 shares of the Company's Common Stock. No Preferred Stock or other securities are authorized for issuance under the Incentive Plan. The Incentive Plan will terminate on July 20, 2005, unless sooner terminated by action of the Board.

     All full or part-time employees (including officers and directors) of the Company (and any subsidiaries, including Alternate Postal Direct, Inc., Newspaper Marketing Solutions, Inc., National Home Delivery, Inc. and others, if the Company acquires or forms any additional subsidiaries) and non-employee directors, consultants and independent contractors providing services to the Company (or any subsidiaries) are eligible to receive options and awards under the Incentive Plan. The Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974.

     The Incentive Plan permits the granting of awards to employees and non-employee officers, directors and agents of the Company in the form of stock appreciation rights, restricted stock awards and stock options. Stock options granted under the Incentive Plan may be "incentive stock options," meeting the requirements of Section 422 of the Internal Revenue Code (the "Code"), or nonqualified options which do not meet the requirements of Section 422. The Incentive Plan is currently administered by the Stock Option Committee. The Incentive Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and rights, and to prescribe the particular form and conditions of each option or right granted. Incentive stock options, in order to receive favored tax treatment under the Code, must be exercisable for not more than 10 years and at not less than the fair market value of the Common Stock as of the date of the grant (not more than 5 years and not less than 110 % of fair market value if the optionee is a 10% or greater shareholder) and may be granted only to employees. As of March 15, 1998, the Company has granted incentive stock options and nonqualified stock options for an aggregate of 153,300 shares and 22,500 shares, respectively.

Summary of Option Grants

                      Individual Option Grants In Last Fiscal Year

     The following table contains information concerning individual grants of stock options under the Incentive Plan to each of the named individuals during the fiscal year ended December 31, 1997:

                               Number of
                Securities    Percent of Total
                Underlying    Options Granted     Exercise or
                 Options      to Employees in     Base Price
                Granted(#)      Fiscal Year        ($/Share)  Exp. Date

Name
Phillip Miller      20,000(1)     13.6%             $3.4375   Jan. 21, 2007
Phillip Miller       5,000(1)      3.4%             $3.125    Jan. 21, 2007
Frank O'Connell     10,000         6.8%             $3.125    Jan. 21, 2007
Frank O'Connell      7,000(1)      4.8%             $3.125    Jan. 21, 2007
Edward Siebeneck     6,977(1)      4.7%             $3.125    Jan. 21, 2007

(1)included in 1997 as re-priced option grants

                  Aggregated Option Exercises and Fiscal Year-End
                               Option Value Table

     The following table contains information concerning exercises of stock options during the last fiscal year and the value of options previously granted under the Incentive Plan which were held by the named individuals at the end of the fiscal year ended December 31, 1997.

                                  Number of Securities   Value of Unexercised
                                  Underlying Unexercised  In-The-Money Options
                 Option Exercises  Options at FY-End (#)       At FY-End ($)
                 ----------------   --------------------  --------------------
                Shares
                Acquired on  Value
Name            Exercise (#) Realized Exer.   Unexercisable  Exer.  Unexer.
Phillip D. Miller   None     None     None      25,000       $0       (1)
Edward Siebeneck    None     None     None       6,977       $0       (1)
Frank O'Connell     None     None     None      17,000       $0       (1)
Michael Lynch       None     None     None      25,000       $0       (1)

(1) None of the exercisable options were in the money at the end of the fiscal year.

Report on 1997 Option Repricing Program.

     In January 1997, the Stock Option Committee elected to reprice certain stock options as an incentive for retention and motivation of the Company's personnel, including certain options granted to executive officers. The Committee believed that outstanding stock options with an exercise price substantially in excess of the current market price no longer served to encourage employee retention or to motivate high levels of performance.

     All options issued to employees, except options issued in connection with business acquisitions, were considered for repricing. Optionees were permitted to exchange all outstanding options, which were selected for repricing, whether vested or unvested, on a one-for-one basis for new options under the Company's Incentive Plan at an exercise price equal to the closing price on the Nasdaq Small Cap market on January 21, 1997. All options previously vested were exchanged for options with a new one year vesting.
All options not previously vested were issued with a two year vesting.

                    By the members of the Stock Option Committee

                                 Harry Edelson
                                 Stan Henry
                                 Thomas Hiatt

  Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met during the fiscal year ended December 31,1997.

Indemnification of Directors and Officers

     The Company's Restated Articles of Incorporation (the "Articles") limit personal liability for breach of fiduciary duty by its directors to the fullest extent permitted by the Michigan Business Corporation Act. The Articles eliminate the personal liability of directors to the Company and its shareholders for damages occasioned by breach of fiduciary duty, except for liability based on breach of the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violation of state securities laws, and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions in the Company's Articles shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. These provisions eliminate the personal liability of directors in their capacity as directors (but not in their capacity as officers) to the Company and to its shareholders to the fullest extent permitted by Michigan law.

     In addition to the Michigan Business Corporation Act, the Company's Bylaws provide that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  PROPOSAL 2

     The Board of Directors has approved, subject to shareholder approval, a resolution amending Article I of the Company's Restated Articles of Incorporation (the "Articles"), in its entirety, to read as follows:

     The name of the corporation is Alternate Marketing Networks, Inc.

     The Board of Directors believes that the change of name is necessary to appropriately reflect the Company's evolution from a delivery company competing with the U.S. Postal Service to a marketing services company and to better present the services currently offered by the Company to prospective customers and investors.

                                   PROPOSAL 3
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Coopers & Lybrand, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. If the shareholders fail to ratify such appointment, the Board of Directors will select another firm to perform the required audit function. A representative of Coopers & Lybrand, LLP is expected to be present at the shareholders meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.


                      PROPOSALS FOR FISCAL 1998 ANNUAL MEETING

     It is currently anticipated that the annual meeting for the fiscal year ending December 31, 1998 (the "1998 Annual Meeting"), will be held in mid-May, 1999. Shareholders who intend to submit proposals for inclusion in the 1998 Proxy Statement and Proxy for shareholder action at the 1998 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate office no later than January 2 , 1999.


                                  By Order of the Board of Directors

                                  /s/ Sandra J. Smith

                                  Sandra J. Smith, Secretary

Dated: April 6, 1998
Grand Rapids, Michigan


     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM:
ALTERNATE POSTAL DELIVERY, INC., ATTENTION: SANDRA J. SMITH, CHIEF FINANCIAL OFFICER, ONE IONIA SW, SUITE 300, GRAND RAPIDS, MI 49503.